                                                                10
                                                        Exhibit 11


         SYSCO CORPORATION AND ITS CONSOLIDATED SUBSIDIARIES
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                 26-Week Period Ended          13-Week Period Ended
                                           -----------------------------   -------------------------------
                                           Dec. 31,1994   Jan. 1, 1994     Dec. 31, 1994  Jan. 1, 1994
                                           ------------   --------------   -------------  ------------
Calculation of Primary Earnings Per Share:
- - - -----------------------------------------
Net earnings applicable to common stock    $ 121,915,000  $ 103,623,000    $  63,549,000  $  55,563,000
                                           =============  =============    =============  =============

Average number of common shares and common
  stock equivalents outstanding              183,091,860    184,836,752      182,890,596    184,751,726

Dilutive effect of stock options <F1>             ---            ---              ---            ---
                                           -------------  -------------    -------------  -------------
                                             183,091,860    184,836,752      182,890,596    184,751,726
                                           =============  =============    =============  =============
Primary earnings per share                 $        0.67  $        0.56    $        0.35  $        0.30
                                           =============  =============    =============  =============

Calculation of Fully Diluted Earnings Per Share:
- - - ------------------------------------------------

Net earnings applicable to common stock    $ 121,915,000 $ 103,623,000     $  63,549,000  $  55,563,000
                                           ============= =============     =============  =============

Average number of shares outstanding on a
  fully diluted basis - same as for
  calculation of primary earnings per share  183,091,860   184,836,752       182,890,596    184,751,726

Dilutive effect of stock options and Liquid
  Yield Option Notes <F2>                         ---           ---               ---            ---
                                           ------------- -------------     -------------   ------------
                                             183,091,860   184,836,752       182,890,596    184,751,726
                                           ============= =============     =============   ============

Fully diluted earnings per share           $        0.67 $        0.56     $        0.35   $       0.30
                                           ============= =============     =============   ============

            <F1> Maximum possible dilutive effect of outstanding options in each period is less than 3%.
            <F2> Maximum possible dilutive effect of outstanding effect of outstanding options and
                  Liquid Yield Option Notes during each period is less than 3%.